EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent the incorporation by reference in this Registration Statement of American Banknote Corporation on Form S-3 of our report dated February 21, 1997, included in the Annual Report on Form 10-K of American Banknote Corporation for the year ended December 31, 1996 as amended on Form 10-K/A, and to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
New York, New York
Jaunary 9, 1998













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